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                        AMENDMENT TO RIGHTS AGREEMENT

          THIS AMENDMENT TO THE RIGHTS AGREEMENT, effective as of May 19, 1999 (this "AMENDMENT"), by and between Raychem Corporation, a Delaware corporation (the "COMPANY"), and Harris Trust and Savings Bank (the "RIGHTS AGENT"), at the Company's direction. Capitalized terms used herein and not otherwise defined are used as defined in Rights Agreement (as defined below).

          WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of December 11, 1998 (the "RIGHTS AGREEMENT"), setting forth the terms of the Rights;

          WHEREAS, the Company and the Rights Agent may, from time to time, supplement or amend the Rights Agreement pursuant to the provisions of
Section 25.2 of the Rights Agreement;

          WHEREAS, the Board of Directors of the Company (the "BOARD OF DIRECTORS"), on May 18, 1999, resolved that it is advisable and in the best interests of its stockholders for Tyco International Ltd. ("PARENT") to acquire all of the outstanding capital stock of the Company;

          WHEREAS, the Board of Directors further resolved to approve this Amendment which provides, among other things, that Parent, Tyco International
(PA) Inc. and their Affiliates are exempt from the definition of Acquiring Person, that the Merger Agreement (as defined below) and the transaction contemplated thereby shall not constitute a Distribution Date, Section 11.1.2 Event, Section 13 Event, Shares Acquisition Date or Triggering Event and that no Rights shall be exercisable pursuant to the Rights Agreement;

          WHEREAS, all acts and things necessary to make this Amendment to the Rights Agreement a valid, legal and binding instrument of the Company and the Rights Agent have been duly done, performed and fulfilled and the execution and delivery hereof by each of the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent, respectively;

          NOW THEREFORE, in consideration of the premises and mutual agreement contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

          1. AMENDMENTS TO RIGHTS AGREEMENT. The Rights Agreement is hereby amended as follows:

          (a) Section 1.1 is amended by inserting the following sentence at the end of such section:


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                                          2

          "Notwithstanding anything in this Agreement to the contrary, none of Parent, Tyco International (PA) Inc., a Nevada corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and their Affiliates, either individually or as a group, shall become an Acquiring Person by reason of the approval, execution or delivery of the Agreement and Plan of Merger and Reorganization, dated as of May 19, 1999, by and among Parent, Merger Sub and the Company (the "MERGER AGREEMENT"), the consummation of the transactions contemplated thereby or any announcement of the same."

          (b)  A new Section 27 is added to read in its entirety as follows:

          "Section 27.  Merger with Merger Sub.

               27.1. Notwithstanding any provision herein to the contrary, none of Parent, Merger Sub and their Affiliates, either individually or as a group, shall be considered an Acquiring Person, and no Distribution Date, Section 11.1.2 Event, Section 13 Event, Shares Acquisition Date or Triggering Event shall occur and no Rights shall be exercisable pursuant to Section 7 or any other provision hereof, by reason of the approval, execution or delivery of the Merger Agreement, the consummation of the transactions contemplated thereby or any announcement of the same."

          2. This Amendment to the Rights Agreement may be executed in two or more counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

          3. In all respects not inconsistent with the terms and provisions of this Amendment to the Rights Agreement, the Rights Agreement is hereby ratified and confirmed. In executing and delivering this Amendment to the Rights Agreement, the Rights Agent shall be entitled to all of the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.


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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed and attested, as of the date first written above.


ATTEST:                            RAYCHEM CORPORATION



         /s/ Stephen Creager       By:  /s/ Karen O. Cottle
---------------------------            -------------------------
Name:     Stephen Creager               Name:     Karen O. Cottle
Title:    Corporate Counsel             Title:    Vice President, General
                                                  Counsel and Secretary


ATTEST:                            HARRIS TRUST AND SAVINGS BANK, as Rights
                                   Agent


     /s/ Tod Shafer                By:  /s/ Susan A. Knaack
---------------------------            -------------------------
Name:     Tod Shafer                    Name:     Susan A. Knaack
Title:    Vice President                Title:    Officer